Exhibit 99.1

Spire Global, Inc. Announces Completion of Exchange Offer and Consent Solicitation and Notice to Exercise Right to Exchange Remaining Outstanding Warrants

Vienna, VA, December 19, 2022 – Spire Global, Inc. ( “Spire” or the “Company”) (NYSE: SPIR), a leading provider of space-based data, analytics and space services, today announced the completion of its previously announced exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding warrants, consisting of (i) public warrants to purchase shares of Class A Common Stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), which “warrants” trade on the New York Stock Exchange under the symbol “SPIR.WS” and were issued under the warrant agreement dated September 9, 2020 by and between NavSight Holdings, Inc., the Company’s predecessor (“NavSight”) and American Stock Transfer & Trust Company (the “Warrant Agreement”) in connection with NavSight’s initial public offering (“IPO”) (the “Public Warrants”), and (ii) private warrants to purchase shares of Class A Common Stock issued under the Warrant Agreement in a private placement simultaneously with the IPO (the “Private Warrants” and, with the Public Warrants, the “Warrants”). With the completion of the Offer and Consent Solicitation, Spire has increased the number of shares of Class A Common Stock available for trading and, following the exchange of untendered Warrants described below, will have eliminated these Warrants and simplified the Company’s capital structure.

Holders of the Warrants that were tendered prior to the expiration of the Offer and Consent Solicitation received 0.20 shares of Class A Common Stock in exchange for each Warrant tendered. The Company issued 3,311,286 shares of Class A Common Stock in exchange for the Warrants tendered in the Offer. The Company also entered into the related amendment to the Warrant Agreement governing the Warrants (the “Warrant Amendment”).

The Company announced that it will exercise its right, in accordance with the terms of the Warrant Amendment, to acquire and retire all remaining untendered Warrants in exchange for Class A Common Stock at an exchange ratio of 0.18 shares of Class A Common Stock for each untendered Warrant. The Company has fixed the date for such exchange as January 4, 2023. The last day of trading for the warrants will be January 3, 2023. Following such exchange, none of these Warrants will remain outstanding. Warrants to purchase 3,694,800 shares of Class A Common Stock issued in connection with the Company’s Blue Torch Financing were not part of the Offer and will remain outstanding.

Deutsche Bank Securities Inc. was the Dealer Manager for the Offer and Consent Solicitation. D.F. King & Co., Inc. served as the Information Agent for the Offer and Consent Solicitation, and American Stock Transfer & Trust Company served as the Exchange Agent.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a leading global provider of space-based data, analytics and space services, offering access to unique datasets and powerful insights about Earth from the ultimate vantage point so that organizations can make decisions with confidence, accuracy, and speed. Spire uses one of the world’s largest multi-purpose satellite constellations to source hard to acquire, valuable data and enriches it with predictive solutions. Spire then provides this data as a subscription to organizations around the world so they can improve business operations, decrease their environmental footprint, deploy resources for growth and competitive advantage, and mitigate risk. Spire gives commercial and government organizations the competitive advantage they seek to innovate and solve some of the world’s toughest problems with insights from space. Spire has offices in San Francisco, Boulder, Washington DC, Ontario, Glasgow, Oxfordshire, Luxembourg, and Singapore.

No Offer or Solicitation

This press release shall not constitute an offer to exchange or the solicitation of an offer to exchange or the solicitation of an offer to purchase any securities, nor shall there be any exchange or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement on Form S-4 relating to the securities to be issued in the Offer was filed with the SEC and was declared effective on December 7, 2022. The Offer and Consent Solicitation were made only through the Schedule TO and Prospectus/Offer to Exchange, and the complete terms and conditions of the Offer and Consent Solicitation are set forth in the Schedule TO and Prospectus/Offer to Exchange.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the exchange of the remaining warrants. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to those described under the section entitled “Risk Factors” in the Company’s Registration Statement on Form S-4, filed November 16, 2022, as amended on December 6, 2022, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. We do not give any assurance that we will achieve our expectations.

Contacts

Media:

Hillary Yaffe

hillary.yaffe@spire.com

Investors:

Benjamin Hackman

benjamin.hackman@spire.com